UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2007

Pure Vanilla eXchange, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52023	98-0442839
(Commission File Number)	(IRS Employer Identification No.)

805 Third Avenue, 15th Floor New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

	212-972-1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2007, we announced that Tucker Taylor was named Chief Operating Officer and our board of directors formally approved his appointment on January 26, 2007. Mr. Taylor has been serving as an operations and management consultant for our recently acquired Nimble Group, Inc. subsidiary since July 1, 2006. Mr. Taylor held management positions with Federal Express from 1973 to 1982, retiring as Senior Vice President and General Manager of the Eastern Division. He went on to senior management positions in marketing and process improvement at Medical Care America and Columbia/HCA Healthcare Corporation. At Medical Care America, he led a quality improvement program that resulted in a successful application for the Malcolm Baldrige Award. He served on the Board of Directors of Cornell Companies from 1995 to 2005 and currently serves on the Board of Directors of American Medical and Life Insurance Company, a privately held, New York domiciled Specialty A & H insurer. Mr. Taylor graduated from Yale University in 1967 after serving five years as a carrier pilot in the U. S. Navy.

Mr. Taylor provided consulting services to Nimble Group, Inc during the period from July 1, 2006 to December 1, 2006 and his aggregate compensation for such services was $59,088. Mr. Tucker’s annual salary as Chief Operating Officer will initially be $150,000. We expect his overall compensation to be set forth in an employment agreement that we expect to enter into with him. The material terms of his overall compensation and the employment agreement will be the subject of a subsequent report on Form 8-K.

On December 6, 2006, Mr. Tucker loaned Nimble Group, Inc. $100,000 and was issued a 15% convertible note due December 6, 2007, together with 36,364 five-year warrants to purchase shares of Nimble common stock for $2.75. The terms of the note and warrants were substantially the same as an aggregate of $2,425,000 of such convertible notes issued by Nimble. In December 2006, Nimble reduced the exercise price of these outstanding convertible notes to $2.25. Pursuant to the merger agreement dated as of December 15, 2006 under which we acquired Nimble, the convertible note may be converted into 58,044 shares of our common stock at a conversion price of $1.722 per share and the warrants may be exercised for 47,491 shares of our common stock at an exercise price of $1.7228.

Except as described in the immediately preceding two paragraphs, since the beginning of our last fiscal year, there has been no transaction or any currently proposed transaction, in which we were or will be a participant and in which Mr. Taylor or any of immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-B. There are no family relationships between Mr. Taylor and of our other officers or directors.

This report includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this report, are forward-looking statements. These forward-looking statements are necessarily subject to risks and uncertainties including, but not limited to, the successful integration of Nimble, the successful execution of our business plan and the effect of economic and business conditions, some of which are described the annual and quarterly reports we file with the Securities and Exchange Commission. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we cannot give any assurance that such expectations will be fulfilled. Stockholders and potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. The forward-looking statements are only made as of the date of this report we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pure Vanilla eXchange, Inc.

Date: January 30, 2007	By:	/s/ Steven Yevoli
	Name:	Steven Yevoli
	Title:	Chief Executive Officer